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                                                                      EXHIBIT 12

                                H&R BLOCK, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

                                                                             Restated     Restated     Restated    Restated
                                                                  2005         2004         2003         2002        2001
                                                               ----------   ----------   ----------    --------    --------

Pretax income before change in accounting principle            $1,017,715   $1,162,975   $  855,564    $709,136    $459,169
                                                               ==========   ==========   ==========    ========    ========

FIXED CHARGES:
   Interest expense                                                87,924       84,556       92,644     116,141     242,551
   Interest portion of net rent expense(a)                         91,755       80,390       71,821      63,550      59,309
                                                               ----------   ----------   ----------    --------    --------

Total fixed charges                                               179,679      164,946      164,465     179,691     301,860
                                                               ----------   ----------   ----------    --------    --------

Earnings before income taxes and fixed charges                 $1,197,394   $1,327,921   $1,020,029    $888,827    $761,029
                                                               ==========   ==========   ==========    ========    ========

Ratio of earnings to fixed charges                                    6.7          8.1          6.2         4.9         2.5
                                                               ==========   ==========   ==========    ========    ========

(a) One-third of net rent expense is the portion deemed representative of the interest factor.